As filed with the Securities and Exchange Commission on February 25, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MATTEL, INC.

(Exact name of registrant as specified in its charter)

Delaware	95-1567322
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Mattel, Inc.

333 Continental Boulevard

El Segundo, California 90245-5012

(Address of Principal Executive Offices, Zip Code)

MATTEL, INC. PERSONAL INVESTMENT PLAN

(Full title of the plan)

Tiffani L. Magri, Esq.

Senior Vice President, Assistant General Counsel and Assistant Secretary

Mattel, Inc.

333 Continental Boulevard

El Segundo, California 90245-5012

(310) 252-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Sean Feller

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Suite 4000

Los Angeles, CA 90067-3026

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered(1)	Amount to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Common Stock, par value $1.00 per share	$35,000,000	$35,000,000	$3,818.50

(1)

Pursuant to Rule 416 of the Securities Act of 1933 (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers an indeterminate amount of additional shares of common stock, par value $1.00 per share, of Mattel, Inc. in respect of the securities identified in the above table resulting from any stock dividend, stock split, recapitalization or other similar transactions. No additional registration fee is included for these shares. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Mattel, Inc. Personal Investment Plan.

(2)	Calculated in accordance with Rule 457(o) of the Securities Act.

Introductory Note

This Registration Statement on Form S-8 is filed by Mattel, Inc, a Delaware corporation (the “Registrant” or the “Company”), relating to $35,000,000 of the Company’s common stock, par value $1.00 per share (the “Common Stock”), to be offered and sold through the Mattel, Inc. Personal Investment Plan (the “401(k) Plan”). This Registration Statement on Form S-8 also registers an indeterminate amount of interests in the 401(k) Plan.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information*

Not required to be filed with this Registration Statement.

Item 2.	Registrant Information and Employee Plan Annual Information*

Not required to be filed with this Registration Statement.

*

Documents containing the information specified in Part I of Form S-8 have been and/or will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company and the 401(k) Plan are subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), and, in accordance therewith, file reports, proxy statements and other information, as applicable, with the Commission. The following documents previously filed by the Company or the 401(k) Plan with the Commission are incorporated herein by reference:

(a)	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the Commission on February 25, 2021;

(b)	The Annual Report on Form 11-K for the year ended December 31, 2019 filed with the Commission on June 25, 2020 with respect to the 401(k) Plan; and

(c)

The description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the Commission on September 24, 2009, as updated by Exhibit 4.0 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed on February 25, 2020, together with any amendment or report filed for the purpose of updating such description.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Notwithstanding the foregoing, unless specifically stated to the contrary, none of the information that the Registrant discloses under Items 2.02 or 7.01 of any Current Report on Form 8-K that it may from time to time furnish to the Commission will be incorporated by reference into, or otherwise included in, this Registration Statement.

Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or therein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers and other employees and individuals against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement in connection with specified actions, suits, and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement, or otherwise.

The Registrant’s certificate of incorporation provides that the Registrant shall indemnify any and all person whom it has the power to indemnify pursuant to the DGCL against any and all expenses, judgments, fines, amounts paid in settlement, and any other liabilities to the fullest extent permitted by such law and may, at the discretion of the Board of Directors of the Registrant, purchase and maintain insurance, at its expense, to protect itself and such persons against any such expense, judgment, fine, amount paid in settlement or other liability, whether or not the Registrant would have the power to so indemnify such person under the DGCL. In addition, if the DGCL is amended to authorize the further elimination or limitation of the personal liability of directors, then the liability of a director of the Registrant, in addition to the limitation on personal liability provided for in the Registrant’s certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL.

The Registrant’s bylaws also contain indemnification rights for its directors and its officers. Specifically, the Registrant’s bylaws provide that the Registrant shall indemnify its officers and directors to the fullest extent authorized by the DGCL. The Registrant’s bylaws further provide that the Registrant will advance expenses to any officer or director to the fullest extent authorized by the DGCL.

Further, the Registrant maintains directors’ and officers’ insurance to cover its directors, officers, and some of its employees for certain liabilities. The Registrant has also entered into indemnification agreements with its directors and certain senior officers (including its executive officers) that require the Registrant to indemnify, and to advance expenses on behalf of, such an individual to the fullest extent permitted by applicable law against expenses, judgments, fines and other amounts actually and reasonably incurred in connection with any action or proceeding arising out of his or her service as a director or officer, subject to certain exceptions.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Exhibit No.	Exhibit Description	Form	File No.	Exhibit(s)	Filing Date

4.1	Restated Certificate of Incorporation of Mattel, Inc.	8-K	001-05647	99.0	May 21, 2007

4.2	Amended and Restated Bylaws of Mattel, Inc.	8-K	001-05647	3.1	August 28, 2018

23.1*	Consent of PricewaterhouseCoopers LLP

24.1*	Power of Attorney (Signature Page to this Registration Statement).

*Filed herewith.

The Company will submit or has submitted the 401(k) Plan and any amendments thereto to the U.S. Internal Revenue Service (the “IRS”) in a timely manner in accordance with the agency’s regulations and has made or will make all changes required by the IRS in order to qualify the plan under Section 401 of the U.S. Internal Revenue Code of 1986, as amended.

Item 9.	Undertakings.

1. The Company and 401(k) Plan hereby undertake:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed or furnished to the Commission by the Company and the 401(k) Plan pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(d) That, for the purpose of determining liability of the Company and the 401(k) Plan under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrants pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Company and 401(k) Plan, as appropriate, each will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the Company and 401(k) Plan or used or referred to by the Company and 401(k) Plan; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the Company and 401(k) Plan or its securities provided by or on behalf of the Company and 401(k) Plan; and (iv) any other communication that is an offer in the offering made by the Company and 401(k) Plan to the purchaser.

2. The Company and 401(k) Plan hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of such Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company and 401(k) Plan pursuant to the foregoing provisions, or otherwise, the Company and 401(k) Plan have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company and 401(k) Plan of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company and 401(k) Plan will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of El Segundo, State of California, on this February 25, 2021.

Mattel, Inc.

By:	/s/ Anthony DiSilvestro
Name:	Anthony DiSilvestro
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ynon Kreiz, Jonathan Anschell and Tiffani Magri, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ynon Kreiz	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	February 25, 2021

Ynon Kreiz

/s/ Anthony DiSilvestro	Chief Financial Officer (Principal Financial Officer)	February 25, 2021
Anthony DiSilvestro

/s/ Yoon Hugh	Senior Vice President and Corporate Controller (Principal Accounting Officer)	February 25, 2021
Yoon Hugh

/s/ R. Todd Bradley	Director	February 25, 2021
R. Todd Bradley

/s/ Adriana Cisneros	Director	February 25, 2021
Adriana Cisneros

/s/ Michael Dolan	Director	February 25, 2021
Michael Dolan

/s/ Diana Ferguson	Director	February 25, 2021
Diana Ferguson

/s/ Soren Laursen	Director	February 25, 2021
Soren Laursen

/s/ Ann Lewnes	Director	February 25, 2021
Ann Lewnes

/s/ Roger Lynch	Director	February 25, 2021
Roger Lynch

/s/ Dominic Ng	Director	February 25, 2021
Dominic Ng

/s/ Dr. Judy Olian	Director	February 25, 2021
Dr. Judy Olian

The 401(k) Plan. Pursuant to the requirements of the Securities Act, the administrator of the Mattel, Inc. Personal Investment Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emerald Hills, State of California, on this February 25, 2021.

MATTEL, INC. PERSONAL INVESTMENT PLAN

By:	/s/ Tom Ezrin
Name:	Tom Ezrin
Title:	Senior Vice President, Global Compensation and Benefits